EXHIBIT 11(b)



   INDEPENDENT AUDITORS  CONSENT

   We consent to the use in this Post-Effective Amendment No. 51 to Registration Statement No. 2-75503 of Maxim Series Fund, Inc. of our report dated January 31, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Independent Auditors" appearing in the Prospectus, which is also a part of such Registration Statement.


   /S/ DELOITTE & TOUCHE LLP
   DELOITTE & TOUCHE LLP

   Denver, Colorado
   April 28, 1997